UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2005

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1188 East Arques Avenue, Sunnyvale CA	94085-4602
(Address of principal executive offices)	(Zip Code)

(408) 400-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of PalmSource, Inc. (“PalmSource” or the “Company”) approved the implementation of certain compensation and retention matters with respect to the Company’s executive officers previously considered by the Committee in June 2005.

In June 2005, the Committee approved an Interim CEO Q1 FY06 Bonus Plan of $50,000 for Patrick McVeigh, the Company’s interim CEO, provided he remains in the capacity of interim CEO or is serving as permanent CEO on the last day of the first fiscal quarter and that the Committee determines that Mr. McVeigh has met all performance goals as outlined in the Interim CEO Q1 FY06 Bonus Plan. On August 24, 2005, the Committee approved a performance bonus plan for the remainder of fiscal year 2006 for Mr. McVeigh, a summary of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the bonus plan, Mr. McVeigh will be eligible for a performance bonus of $50,000 for his services in each of the remaining three quarters of fiscal year 2006, provided that he remains in the capacity of interim CEO and meets all of the performance goals for each such quarter. If Mr. McVeigh ceases to serve as interim CEO during any of the remaining quarters of fiscal year 2006, and provided Mr. McVeigh has not terminated his employment with the Company for any reason (including death or disability) or been terminated by the Company for cause, Mr. McVeigh will be eligible for a prorated portion of such bonus for the quarter in which he ceases to so serve. Upon termination of Mr. McVeigh’s services as interim CEO, Mr. McVeigh’s compensation will be governed by the terms of his offer letter, which was effective February 7, 2005 and was previously filed with the SEC as an exhibit to the Company’s Form 8-K filed on February 10, 2005.

The Committee also reviewed the overall compensation of Michael Kelley, who was recently promoted to the position of Senior Vice President, Research and Development, and determined that, in light of Mr. Kelley’s expanded responsibilities and his critical role in the Company’s strategic plans, it is appropriate to enhance the performance and retention incentives for Mr. Kelley. Accordingly, the Committee approved a grant to Mr. Kelley of an option to purchase up to 50,000 shares of the Company’s common stock, 25% of which will vest on the first anniversary of the grant date and the remainder will vest monthly thereafter over 36 months.

As previously disclosed by the Company in June 2005, the Committee determined that continuity and retention of the interim CEO, Chief Financial Officer and Senior Vice President, Research and Development is important to the Company in order to develop and implement the Company’s strategic plan. As part of this retention program, in June 2005, the Committee reviewed a retention plan for fiscal year 2006 and approved certain grants of fully vested shares of common stock to these executives to be issued at the end of the first fiscal quarter of 2006, provided that Mr. McVeigh, Ms. Jeanne Seeley and Mr. Kelley are individually serving in their respective capacities as interim CEO, Chief Financial Officer and Senior Vice President, Research and Development on the last fiscal day of the first quarter of fiscal year 2006. Consistent with the previously expressed intention to develop a retention program for the key executives for the remainder of fiscal year 2006, on August 24, 2005, the Committee approved retention grants to these executives for the remaining three quarters of the fiscal year. The number of shares of restricted stock granted to each executive officer is set forth below, with each grant vesting with respect to one-third of the shares at the end of the second, third and fourth fiscal quarter, respectively, provided that Mr. McVeigh, Ms. Seeley and Mr. Kelley are individually serving in their respective capacities as interim CEO, Chief Financial Officer and Senior Vice President, Research and Development on the last fiscal day of each such quarter.

Executive	Shares of Common Stock
Patrick McVeigh, interim CEO	19,500
Jeanne Seeley, Chief Financial Officer	16,500
Michael Kelley, Senior Vice President, Research and Development	7,950

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1  Summary of the Interim CEO FY06 Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: August 25, 2005	By:	/s/ Jeanne Seeley
Jeanne Seeley
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits.
99.1	Summary of the Interim CEO FY06 Bonus Plan.